Exhibit 99.1

                   SiriCOMM Completes Successful Pilot Project
             with ACS; Secures Agreement to Install Network Services
                       at All Prepass Weigh Station Sites


JOPLIN, Mo., May 8 /PRNewswire-FirstCall/ -- SiriCOMM, Inc. (OTC Bulletin Board:
SIRC) today announced that it has entered into a network access services agreement with ACS Government Solutions, Incorporated ("ACS"), an affiliate of Affiliated Computer Services, Incorporated, to provide data access at each of the 260 PrePass weigh station sites in 25 states. Under terms of the three-year agreement, ACS will purchase network access services from SiriCOMM for the benefit of its HELP, Inc. contract for automated vehicle identification and weigh station bypass.

The agreement follows a successful test of the SiriCOMM service over the past 11 months. SiriCOMM entered into the network pilot program with ACS in May 2005. The purpose of the program was for ACS and SiriCOMM to implement and evaluate the capability of the SiriCOMM network architecture to support the PrePass program. SiriCOMM installed network services at 8 weigh stations and provided a data delivery service to ACS. ACS then tested the SiriCOMM service and determined that the architecture efficiently exchanged data in support of the PrePass service.

PrePass, a service operated by HELP, Inc., is an automatic vehicle identification (AVI) system that allows participating transponder-equipped commercial vehicles to bypass designated weigh stations, port-of-entry facilities and agricultural interdiction facilities. Cleared vehicles may proceed at highway speed, eliminating the need to stop, which means greater efficiency for shippers and improved safety for all highway users.

"Completing this test is an exciting achievement for HELP," said Richard Landis, HELP President and CEO. "We have evaluated many different data providers and SiriCOMM is the only one that met all of our criteria. This test not only validated SiriCOMM's technology, it also provides an opportunity to introduce new services to our customers." "Our agreement with ACS is a major milestone for SiriCOMM and we are excited about working with this industry leading organization," commented David Mendez, executive vice president of SiriCOMM. "Our network platform is a service- oriented architecture developed to help industry stakeholders create and deliver services to customers. The agreement with ACS validates SiriCOMM's technology and strategy to market its network access to business partners that service the highway transportation industry. At the same time, the agreement will help ACS improve operations and provide a method for new bundled services to be introduced."

About ACS

ACS, a global FORTUNE 500 company with more than 55,000 people supporting client operations reaching nearly 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company's Class A common stock trades on the New York Stock Exchange under the symbol "ACS." ACS makes technology work. Visit ACS on the Internet at http://www.acs-inc.com .

About SiriCOMM

SiriCOMM is an application service provider specializing in wireless Internet connectivity and productivity applications tailored to the transportation industry. By providing both network access and a robust application host platform, SiriCOMM delivers a responsive and convenient way for all industry stakeholders to interact with information needed on a regular basis. The company uses Wi-Fi technologies to create hot spots at locations convenient to highway travel. More information including network locations is available at http://www.siricomm.com.

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Statements about the future performance of SiriCOMM, economic trends, and other forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of SiriCOMM's products, increased levels of competition for the company, new products and technological changes, SiriCOMM's dependence on third-party suppliers, and other risks detailed from time to time in SiriCOMM's periodic reports filed with the Securities and Exchange Commission. SiriCOMM provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.

SOURCE SiriCOMM, Inc.
/CONTACT: Rick Iler, CFO of SiriCOMM, Inc., +1-417-626-9971, info@ siricomm.com /Web site: http://www.siricomm.com
/Web site: http://www.acs-inc.com